Fresno, October 10 2007.

Board of Directors
FacePrint Global Solutions Inc
1111 E. Herndon Avenue, Suite 115
Fresno, CA, 93720
Attn Jean Houle, Fax: 559-685-9160
And Peter Hogan, attorney, fax: 310-208-1154

As of Friday October 12, 2007, 5hrs pm, I am resigning as an officer and director of the company. This decision is made for the best interest of the company. I will be available anytime for any question during the transition period. I want to wish you all the best.

Best regards

/s/ Pierre Cote

Pierre Cote
5301 N. Ricewood Avenue
Fresno, CA 93711
559-435-4363